UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103
(Address of principal executive offices)	(Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 27, 2013, INVENT Ventures, Inc. (the “Company”) issued two convertible promissory notes in the amounts of U.S. $50,000 and U.S. $20,000 (the “Notes”). The Notes mature on September 27, 2014 (“Maturity”), and are convertible into shares of the Company’s common stock at any time prior to Maturity at the lower of $0.27 per share or the Company’s Net Asset Value Per Share (“NAV/S”) as presented in the Company’s most recent quarterly or annual filing with the Securities and Exchange Commission, subject to conversion limitations set forth in the Convertible Promissory Note agreements executed on September 27, 2013.

The Notes bear interest at the rate of 12% per annum, payable upon the earlier of Maturity, acceleration, or prepayment of the Notes. All amounts owed by the Company under the Note become immediately due and payable upon an event of default, which includes the Company’s failure to pay principal or interest on the Note when due, the Company’s insolvency or failure to pay its debts as they become due, and the Company’s failure to maintain the listing of its common stock on at least one of the OTCBB or an equivalent exchange.

The foregoing description of the Notes is qualified in its entirety by reference to the complete text of the Notes, a copy of which is attached at this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date: October 2, 2013	/s/ Bryce Knight
Bryce Knight,
Chief Executive Officer